CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses, and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 9 to the Registration Statement (Form N-1A) (No. 333-80099/811-09377) of The Gabelli Blue Chip Value Fund of our report dated February 14, 2006, included in the 2005 Annual Report to shareholders.


                                                       /s/ ERNST & YOUNG LLP
                                                       ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 25, 2006